UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 5, 2017

SPENDSMART NETWORKS, INC.

DELAWARE	000-27145	33-0756798
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

805 Aerovista Place, Suite 205
San Luis Obispo, CA 93401
(Address of principal executive offices)

(866) 497-6081
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act of 1933 (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(e) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

SpendSmart Networks, Inc. (the “Company”) and Eclipse Marketing LLC, a Delaware limited liability company (the “Purchaser”) entered into a Stock Purchase Agreement dated as of October 5, 2017 (the “Purchase Agreement”) pursuant to which the Company agreed to sell to the Purchaser all of its operating assets (the “Asset Sale’). The Asset Sale will be effected by the sale to the Purchaser of all of the capital stock of SpendSmart Networks, Inc., the Company’s wholly owned subsidiary (the “Subsidiary”). At the closing of the Asset Sale, the Subsidiary will own all of the Company’s operating assets. The purchase price to be paid by the Purchaser is $2,150,000 in cash payable at the Closing. The Purchaser has agreed to assume ordinary course trade accounts payable relating to the Company’s bonuses, the Company’s deferred revenue and accrued time off from the Company’s employees as more fully described in the Purchase Agreement. Proceeds from the Asset Sale will be used principally to pay accounts payable and outstanding promissory notes and to provide working capital for the non-operating activities of the Company pending the closing of a transaction with an operating company. The Purchase Agreement contains extensive representatives and warranties as to the purchased assets, the Company and the Subsidiary and provides for indemnification arising from, inter ala, breaches of representations and warranties. Closing of the Asset Sale is subject to the satisfaction of certain conditions including approval by the Company’s stockholders.

The above description of the Purchase Agreement is qualified in its entirety by reference to the Purchase Agreement attached hereto.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1	Stock Purchase Agreement dated as of October 5, 2017

EXHIBIT INDEX

Exhibit No.	Description
10.1	Stock Purchase Agreement dated as of October 5, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 11, 2017	SPENDSMART NETWORKS, INC. By: /s/ Luke Wallace Chief Executive Officer